UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 31, 2011

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On May 31, 2011, Soligenix, Inc. (the “Company”) entered into a one-year employment agreement (“Employment Agreement”) with Joseph M. Warusz pursuant to which Mr. Warusz will serve as the Company’s Vice President of Administration, Controller and Principal Accounting Officer.

Mr. Warusz, age 55, has more than 28 years of financial management experience in public and private life science companies as well as large pharma.  From 1979 to 1983, he was employed at Peat Marwick Main & Company (now KPMG LLP) working with the firm’s clients in various industry segments. From 1983 through 1998, he served in various Finance, Auditing and Controller roles with Bristol-Myers Squibb. From 1998 through 2011, he held senior financial positions with Amicus Therapeutics, Inc., Orchid Cellmark, Inc., and NexMed, Inc., as well as consulting assignments at Ardea BioSciences, Inc., and NovaDel Pharma, Inc., all R&D-focused companies in the biotechnology and specialty pharmaceutical arenas.  He received his Bachelor degree in Business and Accounting from Drexel University in 1981 and received his MBA in finance from Drexel University in 1991 and was a Certified Public Accountant previously licensed in the State of Pennsylvania.

Under the terms of the Employment Agreement, Mr. Warusz is entitled to an annual base salary of $175,000.  He is also entitled to an annual bonus targeted at twenty percent of his annual base salary, payable at the end of each calendar year.  The bonus will be pro-rated for any portion of a year in which Mr. Warusz is employed by the Company. The Company has issued Mr. Warusz stock options to purchase 800,000 shares of the Company’s common stock, of which 200,000 shares vest immediately and the remainder of the options will vest on each three (3) month anniversary of the grant date at a rate of 50,000 options per quarter. The exercise price of the options equals $0.205 per share, the market price of the Company’s common stock as of the close of business on May 27, 2011.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Title

10.1	Employment Agreement, dated as of May 31, 2011, between Joseph M. Warusz and the Company.

99.1	Press release issued by the Company on June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

June 2, 2011	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)